                                                        EXHIBIT 99.2 - PRO FORMA
                                                           FINANCIAL INFORMATION


                           MANHATTAN ASSOCIATES, INC.
                         PRO FORMA FINANCIAL INFORMATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         On December 13, 2002, Manhattan Associates, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Logistics.com, Inc. ("Logistics") to acquire substantially all of the assets of Logistics for a cash purchase price of $20.7 million, effective December 31, 2002. The purchase also includes the assumption of certain liabilities of Logistics.

         The following unaudited pro forma combined financial statements give effect to Manhattan's acquisition of Logistics' assets accounted for under the purchase method of accounting. This information is based on valuations of the fair market value of assets and liabilities acquired and the estimated useful lives of intangible assets acquired in the respective transaction.

         The accompanying unaudited pro forma combined balance sheet has been prepared as if the acquisition had been consummated as of September 30, 2002. The unaudited pro forma combined statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 have been prepared as if the proposed acquisition had occurred on January 1, 2001, and combines Manhattan's and Logistics' statements of operations.

         The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the acquired assets been operated as a single entity during the period presented. The pro forma adjustments are preliminary and are based on management's estimates, available information and various assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial statements as of and for the year ended December 31, 2002 should be read in conjunction with the other financial statements and notes thereto included elsewhere in this current report.

         The Company estimates that it will incur approximately $550,000 in direct expenses in connection with its acquisition of Logistics, which will be capitalized as part of the purchase price in such transaction. The transaction costs consist of fees for attorneys, accountants, financial printing costs and other related expenses. The Company cannot assure you that it will not incur additional expenses in subsequent quarters to reflect costs associated to complete the acquisition.


                                  Exhibit 99.2

                                                        EXHIBIT 99.2 - PRO FORMA
                                                           FINANCIAL INFORMATION




                             MANHATTAN AND LOGISTICS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                         PRO FORMA     NOTE        COMBINED
                                                       MANHATTAN         LOGISTICS      ADJUSTMENTS    REF.        MANHATTAN
                                                       ---------         ---------      -----------   -----        ---------
ASSETS
Current assets:
     Cash and cash equivalents                         $  87,555         $  1,477         $(20,653)       a        $  68,379
     Short-term investments                               42,441               --               --                    42,441
     Accounts receivable, net                             31,094            1,495               --                    32,589
     Deferred income taxes                                 2,071               --               --                     2,071
     Prepaid expenses and other current assets             3,942              525               --                     4,467
                                                       ---------         --------         --------    -----        ---------
          Total current assets                           167,103            3,497          (20,653)                  149,947

     Property and equipment, net                          11,271            1,427
                                                                                                                      12,698
     Intangible and other assets, net                     29,344            5,695           16,112        b           51,151
                                                       ---------         --------         --------    -----        ---------
          Total assets                                 $ 207,718         $ 10,619         $ (4,541)                 $213,796
                                                       =========         ========         ========    =====        =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable and accrued liabilities .        $  19,353         $  4,101         $    551        c        $  24,005
     Current portion of note payable and
         capital lease obligations                           164            5,500           (5,500)       d              164
     Deferred revenue                                     15,246            2,896               --                    18,142
                                                       ---------         --------         --------    -----        ---------
          Total current liabilities                       34,763           12,497           (4,949)                   42,311

Long-term portion of note payable and capital
      lease obligations                                      295               --               --                      295
Convertible Notes Payable                                     --           10,958          (10,958)       d              --

Shareholders' equity (deficit)
     Preferred stock                                          --           55,475          (55,475)       e               --
     Common stock                                            287               --               --                       287
     Additional paid in capital                          117,720            4,138           (4,138)       e          117,720
     Retained earnings (accumulated deficit)              54,324          (71,232)          69,762        e           52,854
     Note receivable from officer                             --             (463)             463        e               --
     Accumulated other comprehensive loss                    386               --               --                       386
     Deferred compensation                                   (57)            (754)             754        e              (57)
                                                       ---------         --------         --------    -----        ---------
          Total shareholders' equity (deficit)           172,660          (12,836)          11,366                   171,190
                                                       ---------         --------         --------    -----        ---------
Total liabilities and shareholders' equity (deficit)   $ 207,718         $ 10,619         $ (4,541)                 $213,796
                                                       =========         ========         ========    =====        =========


                                  Exhibit 99.2

                             MANHATTAN AND LOGISTICS
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                           PRO FORMA       NOTE     COMBINED
                                                            MANHATTAN      LOGISTICS      ADJUSTMENTS       REF.    MANHATTAN
                                                            --------       ---------      -----------     ------    ---------
Revenue                                                     $130,119        $  5,319               --               $135,438

Cost and expenses:
     Cost of revenue                                          51,089           4,601                                  55,690
     Research and development                                 15,715           5,915               --                 21,630
     Sales and marketing                                      19,649           2,772               --                 22,421
     General and administrative                               15,550           3,211               --                 18,761
     Amortization of acquisition-related intangibles           1,602             819             (146)        f        2,275
                                                            --------        --------         --------                -------
          Total operating expenses                           103,605          17,318             (146)               120,777
                                                            --------        --------         --------                -------
Operating income (loss)                                       26,514         (11,999)             146                 14,661
Other income (expense), net                                    1,866          (3,851)           3,438         g        1,453
                                                            --------        --------         --------                -------
Income (loss) before income taxes                             28,380         (15,850)           3,584                 16,114
Income tax provision (benefit)                                10,552              --           (4,538)        h        6,014
                                                            --------        --------         --------                -------
Net income (loss)                                           $ 17,828        $(15,850)        $  8,122               $ 10,100
                                                            ========        ========         ========               ========

Basic net income per share                                  $   0.62                                                $   0.35
                                                            ========                                                ========
Diluted net income per share                                $   0.58                                                $   0.33
                                                            ========                                                ========

Weighted average shares outstanding:
Basic shares                                                  28,578                                                  28,578
                                                            ========                                                ========
Fully diluted shares                                          30,483                                                  30,483
                                                            ========                                                ========


                                   Page 99.2
                                  Page 3 of 5

                             MANHATTAN AND LOGISTICS
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                             PRO FORMA         NOTE    COMBINED
                                                            MANHATTAN      LOGISTICS        ADJUSTMENTS        REF.    MANHATTAN
                                                            ---------      ---------        -----------        -----   ----------
Revenue                                                     $156,378        $  8,355               --                   $164,733

Cost and expenses:
     Cost of revenue                                          66,919           6,536                                      73,455
     Research and development                                 19,413          12,368               --                     31,781
     Sales and marketing                                      22,334           7,873               --                     30,207
     General and administrative                               18,822           5,753               --                     24,575
     Amortization of acquisition-related intangibles           5,240           5,250           (4,353)          f          6,137
     Impairment of goodwill                                       --           5,879               --                      5,879
                                                            --------        --------         --------                  ---------
          Total operating expenses                           132,728          43,659           (4,353)                   172,034
                                                            --------        --------         --------                  ---------
Operating income (loss)                                       23,650         (35,304)           4,353                     (7,301)
Other income (expense), net                                    2,059          (1,058)             645           g          1,646
                                                            --------        --------         --------                  ---------
Income (loss) before income taxes                             25,709         (36,362)           4,998                     (5,655)
Income tax provision (benefit)                                 9,522              --          (11,605)          h         (2,083)
                                                            --------        --------         --------                  ---------
Net income (loss)                                           $ 16,187        $(36,362)        $ 16,603                  $  (3,572)
                                                            ========        ========         ========                  =========

Basic net income per share                                  $   0.60                                                   $   (0.13)
                                                            ========                                                   =========
Diluted net income per share                                $   0.53                                                   $   (0.12)
                                                            ========                                                   =========

Weighted average shares outstanding:
Basic shares                                                  27,077                                                      27,077
                                                            ========                                                   =========
Fully diluted shares                                          30,742                                                      30,742
                                                            ========                                                   =========

                                  Exhibit 99.2
                                  Page 4 of 5

                             MANHATTAN AND LOGISTICS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

         The unaudited pro forma combined condensed financial information is based upon the following:

(a) Adjustment to reflect the cash portion of the consideration paid for the acquisition of $20,653.

(b) The total purchase price of Logistics includes cash payments of $20,653 and other direct acquisition expenses of $551. The total estimated acquisition costs to be allocated are $21,204. The purchase price of Logistics has been allocated to acquired assets based on estimates of their fair value. The purchase price has been assigned to the assets acquired as follows (in thousands):

               Tangible net liabilities assumed                (2,073)
               Goodwill                                        15,117
               In-process research and development              1,470
               Acquired developed technology                    1,530
               Identifiable intangible assets                   5,160
                                                               ------
                                                               21,204
                                                               ======

         Subsequent changes to the net liability position from the pro forma dates presented will have an impact on the goodwill. The intangible assets are expected to include the values for a customer base, contracts and trade names. The acquired developed technology is expected to have an estimated life of 5 years and the customer base and contracts are expected to have an estimated life of 7 years and 2 years, respectively. The trade names have an indefinite life and will not be amortized.

(c) Amount represents the accrual of estimated direct acquisition costs related to professional and other fees.

(d) Adjustments reflect the removal of the current portion of notes payable and convertible notes payable, which were not assumed as part of the transaction.

(e) Adjustment reflects the removal of existing shareholders' equity balances, less $1,470,000 for the non-recurring charge for in-process research and development.

(f) Adjustments reflect (1) the amortization of estimated acquired developed technology, assuming an estimated life of 5 years and (2) the amortization of other intangibles assuming estimated lives of 2 years and 7 years.

(g) Adjustments reflect (1) a reduction in interest income at a 2% interest rate due to the reduction in cash as a result of the acquisition and
         (2) the elimination of interest expense associated with the Logistics current portion of notes payable and convertible notes payable.

(h) Adjustment reflects the tax benefit equal to 37% of Logistics' net losses and the pro forma adjustments.


                                  Exhibit 99.2
                                  Page 5 of 5